NSS BANCORP, INC.

                   48 WALL STREET, NORWALK, CONNECTICUT 06852

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints ---------- and ----------, and each of them, with full power of substitution, as the proxies of the undersigned, to vote all of the shares of Common Stock of NSS Bancorp, Inc. held of record by the undersigned on [the Record Date] at the Special Meeting to be held on --------- ---, 1998 or at any adjournment thereof;

     1. To consider and vote upon a proposal to approve and adopt the Reorganization Agreement dated June 17, 1998 (the "Reorganization Agreement") between NSS and Summit Bancorp. ("Summit") and the transactions contemplated thereby, including (1) the acquisition of NSS by Summit through one of the following alternative structures (the "Reorganization"): (i) the merger of NSS into Summit; (ii) the merger of NSS into a wholly owned subsidiary of Summit; (iii) the merger of a wholly owned subsidiary of Summit into NSS; or (iv) the exchange of shares of Summit for shares of NSS in accordance with the share exchange provisions of the Connecticut Business Corporation Act; pursuant to which shares of NSS Common Stock will be converted into the right to receive whole shares of Summit Common Stock and cash in lieu of fractional shares based upon an exchange ratio of Summit Common Stock to NSS Common Stock of 1.232 and (2) the NSS Bancorp Inc. Stock Option Agreement.


          [   ] FOR                 [   ] AGAINST              [   ] ABSTAIN


     2. A proposal to approve in advance an adjournment of the Special Meeting in the event there are not sufficient votes to constitute a quorum or approve the Reorganization Agreement at the scheduled time of the Special Meeting, in order to permit further solicitation of proxies.


          [   ] FOR                 [   ] AGAINST              [   ] ABSTAIN


     3. To transact such other business as may properly come before the Special Meeting.


     Dated at Norwalk, Connecticut this ------ day of -------, 1998.


--------------------                        ------------------------------
Number of Shares                            Registered Name of Shareholder

                                        If you are  voting  pursuant  to a proxy
                                        given    to   you   by   a    registered
                                        shareholder, sign and print your name below and attach the proxy to this ballot.


                                        ------------------------------
                                        Name of Proxy Attorney


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEMS 1 AND 2.


Please check here if you plan on attending the annual meeting.   |_|

Please sign exactly as your name appears on this ballot. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: ----------, 1998




-----------------------------
(Signature)




-----------------------------
(Signature if held jointly)


Please mark, sign, date and return the proxy card promptly using the enclosed envelope.